FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                   THE WEST HARRISON GAS AND ELECTRIC COMPANY




                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6
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
                   THE WEST HARRISON GAS AND ELECTRIC COMPANY
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                   Actual            Adjustments           Pro Forma
                                                                                      (in thousands, except per share amounts)
ELECTRIC OPERATING REVENUES .......................................                 $540                 $--                    $540

OPERATING EXPENSES
Fuel ..............................................................                    1                  --                       1
Purchased and exchanged power
Affiliated companies ..............................................                  363                  --                     363
Other operation ...................................................                   55                  --                      55
Maintenance .......................................................                   11                  --                      11
Depreciation ......................................................                   19                  --                      19
Income taxes ......................................................                   30                  --                      30
Taxes other than income taxes .....................................                   12                  --                      12
                                                                                    ----                 -----                  ----
                                                                                     491                  --                     491

OPERATING INCOME ..................................................                   49                  --                      49

OTHER INCOME AND EXPENSES - NET ...................................                  --                      4                     4
                                                                                    ----                 -----                  ----

INCOME BEFORE INTEREST ............................................                   49                     4                    53

INTEREST ..........................................................                    3                    12                    15
                                                                                    ----                 -----                  ----

NET INCOME ........................................................                 $ 46                 $  (8)                 $ 38

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
                   THE WEST HARRISON GAS AND ELECTRIC COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                           Pro Forma
                                                                                         Actual           Adjustments      Pro Forma
                                                                                                    (dollars in thousands)
ELECTRIC UTILITY PLANT - ORIGINAL COST
In service ................................................................               $585               $--                $585
Accumulated depreciation ..................................................                189                --                 189
                                                                                          ----               ----               ----
Total electric utility plant ..............................................                396                --                 396

CURRENT ASSETS
Cash ......................................................................                 11                200                211
Accounts receivable .......................................................                 75                --                  75
Accounts receivable from affiliated companies .............................                  4                --                   4
Prepayments ...............................................................                  8                --                   8
                                                                                          ----               ----               ----
                                                                                            98                200                298

OTHER ASSETS
Amounts due from customers - income taxes .................................                 11                --                  11
Other .....................................................................                  9                --                   9
                                                                                          ----               ----               ----
                                                                                            20                --                  20

                                                                                          $514               $200               $714

                   THE WEST HARRISON GAS AND ELECTRIC COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                          Pro Forma
                                                                                        Actual           Adjustments       Pro Forma
                                                                                                   (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $10.00 par value;
Authorized shares - 10,000
Outstanding shares - 2,000 Actual .......................................               $ 20               $--                  $ 20
Retained earnings .......................................................                297                  (8)                289
                                                                                        ----               -----                ----
Total capitalization ....................................................                317                  (8)                309

CURRENT LIABILITIES
Notes payable ...........................................................                --                  200                 200
Accounts payable ........................................................                 28                --                    28
Accounts payable to affiliated companies ................................                 48                --                    48
Accrued taxes ...........................................................                  8                  (4)                  4
Accrued interest ........................................................                  2                  12                  14
Other ...................................................................                  8                --                     8
                                                                                        ----               -----                ----
                                                                                          94                 208                 302

OTHER LIABILITIES
Deferred income taxes ...................................................                 73                --                    73
Unamortized investment tax credits ......................................                 12                --                    12
Accrued pension and other postretirement
benefit costs ...........................................................                 14                --                    14
Other ...................................................................                  4                --                     4
                                                                                        ----               -----                ----
                                                                                         103                --                   103

                                                                                        $514               $ 200                $714

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
                   THE WEST HARRISON GAS AND ELECTRIC COMPANY
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                     Pro Forma
                                                                                Actual              Adjustments            Pro Forma
                                                                                              (dollars in thousands)

BALANCE DECEMBER 31, 1995 ....................................                  $ 271                   $--                   $ 271

Net income ...................................................                     46                    (8)                     38
Dividends on common stock ....................................                    (20)                   --                     (20)
                                                                                -----                   ---                   -----

BALANCE DECEMBER 31, 1996 ....................................                  $ 297                   $(8)                  $ 289

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                   THE WEST HARRISON GAS AND ELECTRIC COMPANY

            Pro Forma Journal Entries to Give Effect to the Borrowing
                          of Up to $200,000 from Banks


                                   Entry No. 1

Cash                                         $200,000
     Notes payable                                  $200,000

To record the issuance of $200,000 of notes payable.

                                   Entry No. 2

Interest                                     $ 12,000
     Accrued interest                               $ 12,000

To record interest on $200,000 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $  4,200
     Income taxes                                   $  4,200

To record the reduction in income taxes due to increased interest expense on notes payable.
($12,000 at an assumed tax rate of 35%).